                                                                       EXHIBIT 5


                           JONES, DAY, REAVIS & POGUE
                           303 Peachtree Street, N.E.
                               3500 SunTrust Plaza
                             Atlanta, Georgia 30308

                                  June 7, 2001


Cumulus Media Inc.
3535 Piedmont Road, Building 14, 14th Floor
Atlanta, Georgia  30305

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Cumulus Media, Inc., an Illinois corporation (the "Company"), in connection with the registration by the Company of 900,000 shares of Class A Common Stock, par value $0.01 per share, and 1,000,000 shares of Class C Common Stock, par value $0.01 per share, to be issued in accordance with the Company's 1999 Stock Incentive Plan and 1999 Executive Stock Incentive Plan (collectively, the "Plans") pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") to which this opinion appears as Exhibit 5.

         As counsel for the Company, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based on such examination, we are of the following opinion:

         The shares of Class A Common Stock and Class C Common Stock, when issued in the manner contemplated by the Plans, will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of Illinois and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Jones, Day, Reavis & Pogue

                                             JONES, DAY, REAVIS & POGUE